EXHIBIT 21.1
SUBSIDIARIES OF NOVELLUS

Novellus Systems International, Inc.	Novellus Systems Japan
Novellus Systems Export, Inc.	KSP Bldg., R&D C-10F,
4000 N. First St.	3-2-1 Sakado, Takatsu-ku, Kawasaki-shi
San Jose, CA 95134 USA	Kanagawa-ken 213-0012, Japan
T 408.943.9700	T 81.44.850.1500
F 408.943.3422	F 81.44.850.1778

Novellus Systems BV	Novellus Systems Korea Co. Ltd.
European Logistics	2F, DaeWoo Engineering Building
Ganderweg 1	9-3 SuNae-Dong, BunDang-Ku,
PO Box 75519	SungNam City
Luchthaven, Schiphol	Kyungki-Do, 463-020, Korea
The Netherlands 1118 ZN	T 82.31.738.1114
T 31.20.655.6205	F 82.31.714.9921
F 31.20.655.6195

Novellus Systems (H.K.) Ltd., Taiwan
Novellus Systems SARL	9F, No. 6, Lane 99
Parc de la Julienne, Bat. D, 1er etage,	Pu-Ting Road
91830 Le Coudray Montceaux	Hsinchu City, Taiwan 30801 R.O.C.
France	T 886.3.5730550
T 33.1.64.93.7070	F 886.3.5730553
F 33.1.64.93.8787

Novellus Systems SARL	Novellus Systems Semiconductor
Parc Technologique des Fontaines	Equipment (Shanghai) Co. Ltd.
Chemin des Fontaines	Unit 10 SOHO Building
38190 Bernin	439 Chun Xiao Road, Pudong New Area,
France	Shanghai 201203, P.R.China
T 33.4.76.08.0000	T 86.21.50802056
F 33.4.76.08.7667	F 86.21.50802103

Novellus Systems GmbH	Novellus Systems International
Moritzburger Weg 67, Entrance E 1st Floor	Trading (Shanghai) Co. Ltd.
01109 Dresden, Germany	Rm. 237, No. 2, Tai Zhong South Road, Waigaoqiao Free Trade
T 49.351.8838.3200	Zone, Pudong New Area
F 49.351.8838.3299	Shanghai 200131, P.R. China
T 86.21.50802056
F 86.21.50802103

Novellus Systems Ireland Ltd.	Novellus Singapore Pte LTD
Mill Street	3 Tampines Grande
Maynooth, County Kildare	#09-01 AIA Tampines
Ireland	Singapore 528799
T 353.1.629.3270	T 65.6353.9288
F 353.1.601.6584	F 65.6353.6833

Novellus Systems Italy	Novellus Systems (Malaysia) Sdn. Bhd.
Via 16a Strada 48-50	Suite B3-1 Ground Floor
Zona Industriale	Kulim Hi-Tech Park,
Piano d’Arci	09000 Kulim
95121 Catania, Italy	Kedah Darul Amam, Malaysia
T 39.095.592.810	T 604.403.3368
F 39.095.592.810	F 604.403.3378

Novellus Systems Israel Ltd.	Novellus Systems (India) Pvt. Ltd.
2 Tzoran St. (0-3S)	Le Parc Richmonde, 2nd Fl.
The New Industrial Zone	51 Richmond Road
Qiryat-Gat, 82109	Bangalore, India 560025
T 972.7.666.2743	T 91.80.22296146
F 972.7.666.6362	F 91.80.22296145

SpeedFam-IPEC, Inc.	SpeedFam-IPEC Limited
4717 E. Hilton Avenue, Suite 200	Brindley Road, Dodwells Bridge
Phoenix, AZ 85034	Industrial Estates
T 480.379.0147	Hinckley Leicestershire
F 480.894.5275	LE10 3BY England
T 44.1455.631707
F 44.1455.611360

Peter Wolters Surface Technologies
GmbH & Co KG	Peter Wolters Aktiengesellschaft
Büsumer Str. 96	Büsumer Str. 96
24768 Rendsburg	24768 Rendsburg
Germany	Germany
T 49.4331.458.0	T 49.4331.458.0
F 49.4331.290	F 49.4331.290

Peter Wolters Verwaltungs GmbH	Peter Wolters Laepp — and Poliertechnik GmbH
Büsumer Str. 96	Benzstr. 17
24768 Rendsburg	D-70771 Leinfelden-Echterdingen
Germany	T 49.711.903.632.0
T 49.4331.458.0	F 49.711.903
F 49.4331.290

Peter Wolters Japan Co. Ltd.	RIWO Drahtwerk GmbH
Taisho Building	Büsumer Str. 96
12-28, Esaka-cho 1-chome	24768 Rendsburg
Suita-shi	Germany
Osaka, Japan	T 49.4331.458.0
T 81.66.821.7024	F 49.4331.290
F 81.66.821.7031

Peter Wolter UK Ltd.	Voumard (UK) Limited.
Brindley Road, Dodwells Bridge	15 Connelly Close
Industrial Estates	Plains Estate Arnold
Hinckley Leicestershire	Nottingham NG5 6RA
LE10 3BY	United Kingdom
United Kingdom	T 0044.115.967.0069
T 44.1455.63.17.07
F 44.1455.61.13.60

Voumard Machines Co S.A.	Voumard Incorporated
Rouges-Terres 61	175 Clearbrook Road
2068 Hauterive	P.O. Box 445
Switzerland	Elmsford, NY 10523-0445 USA
T 0041.32727.3333	T 914.345.3000